Exhibit (a)(1)(C)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Guarantor Institution”) guarantees the delivery of the shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the offer to purchase into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal and any other required documents, all within three Nasdaq trading days of the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the letter of transmittal to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm: ____________________________________________________________________________________

Authorized Signature: ______________________________________________________________________________

Name: __________________________________________________________________________________________

Title: _______________________________________________________________________________________

(Please Type or Print)

Address: ____________________________________________________________________________________

Zip Code: _______________________________________________________________________________________

Area Code and Telephone Number(s): __________________________________________________________________

Dated:________________, 2026

DO NOT SEND SHARES WITH THIS FORM. ACTUAL SURRENDER OF SHARES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.